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EXHIBIT 21.   SUBSIDIARIES OF THE REGISTRANT

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             SUBSIDIARY                              PLACE ORGANIZED
------------------------------------       ------------------------------------

    Helix Securities Corporation                      Massachusetts

    CTI-Cryogenics, Inc.                              Barbados

    Helix Technology UK Limited                       England

    Helix Technology SA                               France

    Helix Technology GmbH                             Germany

    Helix Technology K.K.                             Japan

    Granville-Phillips Company                        Delaware

    Helix Vacuum Technology Ltd.                      Taiwan

    Helix Technology Limited                          Hong Kong

    CTI-Nuclear, Inc.                                 Ohio
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